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                                                                  EXHIBIT 15(c)




                                        September 8, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  CMS Energy Corporation Registration Statement on Form S-4


We are aware that our report dated August 13, 1998 on our review of interim financial information of Continental Natural Gas, Inc. and Subsidiaries for the six month periods ended June 30, 1997 and 1998 is included in the CMS Energy Corporation's registration statement on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                    PricewaterhouseCoopers LLP